UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017

Grandparents.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

589 Eighth Avenue, 6th Floor, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 2, 2017, the Board of Directors of Grandparents.com, Inc. (OTCBB: GPCM), a Delaware corporation (the “Company”), held a meeting to discuss, among other things, the current level of revenues and expenses being generated by the Company and the diminishing cash flow levels being experienced as a result of the amount by which current expenses are exceeding current revenues. At this meeting, the Board of Directors established a special committee of directors (the “Committee”) to consider the potential deregistration of the Company’s common stock with the Securities and Exchange Commission as a means of reducing expenses, as well as any other feasible alternatives to address the liquidity shortfall.

The Committee, comprised of Messrs. Clement S. Dwyer, Jr. and Andrew Foote, has been given a broad mandate to evaluate the costs and benefits associated with operating as a publicly traded company and the economic impact of deregistration, and to make its recommendations to the Board of Directors. Although no specific time frame has been established for the Committee to complete its review and make its recommendations, it is anticipated that the Committee will complete its review during the first quarter of 2017.

[Rest of Page Intentionally Blank. Signature on following Page.]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDPARENTS.COM, INC.

	By:	/s/ Steve Leber
	Name:	Steve Leber
	Title:	Chief Executive Officer
Dated: February 8, 2017